Exhibit 107

Calculation of Filing Fee Tables

S-3
(Form Type)

Turning Point Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(o)	—	—	—	—
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	—	—	—	—
	Equity	Depositary Shares	Rule 457(o)	—	—	—	—
	Equity	Warrants	Rule 457(o)	—	—	—	—
	Debt	Debt Securities	Rule 457(o)	—	—	—	—
	Other	Units	Rule 457(o)	—	—	—	—
Unallocated (Universal Shelf)			Rule 457(o)	(1)	(2)	$500,000,000(2)	0.00014760	$73,800(3)
Fees previously Paid				—	—	—	—	—
	Total Offering Amounts					$500,000,000	0.00014760	$73,800(3)
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$55,100.00(4)
	Net Fee Due							$18,700.00(4)

(1)
There are being registered hereunder such indeterminate number or amount of common stock, preferred stock, depositary shares, warrants, debt securities and units, consisting of some or all of these securities in any combination, as may from time to time be issued by Turning Point Brands, Inc. (the “Registrant”) at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $500,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $500,000,000.

(4)
Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $55,100.00, reflecting the sum of (i) $11,422.40 (calculated at the fee rate in effect at the date of the Registrant’s registration statement on Form S-3 filed by the Registrant with the U.S. Securities and Exchange Commission on August 3, 2020, and declared effective on August 14, 2020, (Registration No. 333-240310) (the “2020 Registration Statement”), which represents the portion of the registration fee previously paid with respect to $88,000,000 of unsold securities previously registered under the 2020 Registration Statement and (ii) $43,677.60, which represents the registration fee previously paid with respect to the Registrant’s registration statement on Form S-3 filed by the Registrant with the U.S. Securities and Exchange Commission on August 7, 2023 (File No. 333-273778) (the “2023 Registration Statement”), which was withdrawn by filing a Form RW on August 29, 2023. The 2023 Registration Statement was not declared effective and no securities were sold thereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
							Rule 457(p)
Fee Offset Claims	Turning Point Brands, Inc.	S-3	333-240310	8/3/2020	—	$11,422.40(1)	Unallocated (Universal Shelf)	Common Stock, par value $0.01 per share Preferred Stock, par value $0.01 per share Depositary Shares Warrants Units	Unallocated (Universal Shelf)	$88,000,000(1)	—
Fee Offset Sources	Turning Point Brands, Inc.	S-3	333-240310	—	8/3/2020	—	—	—	—	—	$11,422.40

Fee Offset Claims	Turning Point Brands, Inc.	S-3	333-273778	8/7/2020	—	$43,677.60(2)	Unallocated (Universal Shelf)	Common Stock, par value $0.01 per share Preferred Stock, par value $0.01 per share Depositary Shares Warrants Units Debt Securities	N/A	$500,000,000	—
Fee Offset Sources	Turning Point Brands, Inc.	S-3	333-273778	—	8/7/2020	—	—	—	—	—	$43,677.60

(1)
Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $11,422.40 (calculated at the fee rate in effect at the date of the Registrant’s 2020 Registration Statement of $129.80 per million dollars), which represents the portion of the registration fee previously paid with respect to $88,000,000 of unsold securities previously registered under the 2020 Registration Statement.

(2)
Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $43,677.60, which represents the registration fee previously paid with respect to the Registrant’s 2023 Registration Statement, which was withdrawn by filing a Form RW on August 29, 2023. The 2023 Registration Statement was not declared effective and no securities were sold thereunder.